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                      METROPOLITAN LIFE INSURANCE COMPANY

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                               MERGER ENDORSEMENT


This Endorsement is made part of and should be attached to your policy, contract or certificate.

In accordance with the acquisition of FIRST CITICORP LIFE INSURANCE COMPANY by METLIFE, INC. on July 1, 2005, FIRST CITICORP LIFE INSURANCE COMPANY merged into METROPOLITAN LIFE INSURANCE COMPANY effective October 20, 2006 and will be known as METROPOLITAN LIFE INSURANCE COMPANY.

All references in your insurance policy, contract or certificate to "FIRST CITICORP LIFE INSURANCE COMPANY" are hereby changed to "METROPOLITAN LIFE INSURANCE COMPANY." No terms, conditions or benefits of your policy, contract or certificate have changed. METROPOLITAN LIFE INSURANCE COMPANY is responsible for all benefits payable under your policy, contract or certificate. Your rights are not affected.


                                   METROPOLITAN LIFE INSURANCE COMPANY

                                      /s/ Gwenn L. Carr

                                      Gwenn L. Carr
                                      Vice President and Secretary